Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors
      Sino Fibre Communications, Inc.
      Hong Kong

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2008, relating to the financial statements of Sino Fibre Communications, Inc. as of December 31, 2007 and for year then ended and for the period from inception (August 19, 1999)through December 31,2006. We also consent to the reference in Form S-8 to Malone & Bailey, P.C. as named experts.

/S/ Malone & Bailey, PC

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

October 6, 2008